Exhibit 99.1

BKV Announces Power Generation Equipment Supply Contract Backed by Agreement with a Leading Investment-Grade Hyperscaler

DENVER – (October 7, 2026) – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) today announced that a wholly owned subsidiary of BKV has executed an equipment supply contract with a Tier 1 Supplier for the purchase of natural gas-fired power generation equipment for the Company’s prospective power generation project in Texas. BKV also announced a backstop agreement with a leading investment-grade hyperscaler, under which the hyperscaler has agreed to reimburse a portion of BKV’s costs associated with the equipment and related project work. This investment grade hyperscaler is also the intended off-taker for the prospective power generation project.

The backstop agreement supports BKV’s procurement of certain long-lead-time equipment including gas turbines, reheat steam turbines, reheat heat recovery steam generators and a plant distributed control system, along with related auxiliary equipment and services. If BKV and the investment grade hyperscaler have not reached mutually agreeable offtake arrangements by March 31, 2027, BKV may terminate the equipment supply contract at such time and have no further payment obligations thereunder. The backstop agreement covers approximately 90% of the payments owed by BKV through March 31, 2027 under the equipment supply contract. This supports BKV’s power growth strategy and closed-loop platform spanning natural gas production, power generation and carbon capture.

The equipment supply contract provides that the supplier will supply approximately 1,200 megawatts of power generation equipment, with deliveries beginning in September 2028.

“Securing long-lead-time generation equipment is an important step in advancing power projects on the scale and timelines customers require and is consistent with our disciplined approach to capital deployment” said Chris Kalnin, Chief Executive Officer of BKV Corporation.

About BKV Corporation

BKV Corporation (NYSE: BKV) is a forward-thinking, growth-driven energy company focused on the sustainable development and delivery of low-carbon energy solutions and baseload power. As the largest natural gas producer by gross operated volume in the Barnett Shale, BKV is strategically expanding an end-to-end value chain that leverages its assets in upstream production, midstream infrastructure, natural gas-fired power generation and carbon capture, utilization and storage (CCUS). Through this innovative, closed-loop approach, BKV solves customers’ toughest energy challenges, meeting growing power demand and enabling sustainable growth for the future. Headquartered in Denver, Colorado, BKV is committed to driving long-term, risk adjusted shareholder value by optimizing and scaling our closed-loop energy platform for a carbon neutral future. For more information, visit the BKV website at www.bkv.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the delivery timelines for the equipment under the supply contract, the timing and amount of payments under the supply contract, performance of the equipment being acquired under the supply contract, the performance of the Supplier under the supply contract, and the Company’s ability to enter into power offtake arrangements for its prospective power generation project by March 31, 2027, in each case as described above. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Forward-looking statements are based on management’s current views and assumptions. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control and are difficult to predict. In addition, management’s assumptions about future events may prove to be inaccurate. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BKV’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in BKV’s other filings with the SEC. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

For BKV:

Media Contact:

Becky Escott

BKV Corporation

Vice President, Corporate Communications

media@bkvcorp.com

Investor Contacts:

Michael Hall

BKV Corporation

Vice President, Investor Relations

investorrelations@bkvcorp.com

Patrick Freeman

BKV Corporation

Senior Director, Investor Relations

investorrelations@bkvcorp.com